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                                                                     EXHIBIT 23
                                     CONSENT

We have issued our report dated January 29, 2002, accompanying the consolidated financial statements of Sensar Corporation included in the Annual Report of Sensar Corporation on Form 10-K for the year ended December 31, 2001. We hereby consent to the incorporation by reference of said report in the Registration Statements of Sensar Corporation on Forms S-3 (File No. 333-1505, effective March 22, 1996; File No. 333-6527, effective August 2, 1996; File No. 333-29923, effective October 3, 1997; File No. 333-49989, effective May 29, 1998; File No. 333-81253, effective June 28, 1999 and File No. 333-43320 filed on October 6, 2000) and on Forms S-8 (File No. 33-44784, filed December 30, 1991; File No. 33-35751, filed July 5, 1990; File No. 333-24553, filed April 4, 1997; and File No. 333-38919 filed October 28,
1997).

                                                     /s/ GRANT THORNTON LLP


Salt Lake City, Utah
January 29, 2002